SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2009

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	0-26071	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 10, 2009, the Company entered into a Renewal Agreement to Trademark License Agreement (the “Agreement”) with the U.S. Securities and Exchange Commission (“SEC”). The Agreement renews and amends the Trademark License Agreement between the Company and the SEC dated as of March 26, 1999, as amended on September 10, 1999, September 25, 2001, and November 15, 2005 (the “License Agreement”).

The Agreement renews the License Agreement for an additional ten year term commencing March 10, 2009. It grants the Company a non-exclusive, non-assignable, royalty-free license to use the EDGAR® trademark as part of the Company’s name, other EDGAR-formative marks in connection with its offering of products and services and as part of its ticker symbol in connection with its stock listing.

The Agreement amended the License Agreement to include EDGAR-formative marks formerly owned by companies that the Company acquired subsequent to the date of the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

Dated: March 12, 2009